AMENDMENT NO. 1
TO
CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to the Convertible Promissory Note (this "Amendment") is executed as of July 12, 2010, by **KORE NUTRITION, INC.**, a Nevada corporation (the "Maker"); and **ASHER ENTERPRISES, INC.**, a Delaware corporation, or its assigns ("Holder") to amend the Convertible Promissory Note dated June 9, 2010 between those parties (the "Note").

The Maker and the Holder desire to amend the Note and further agree as follows:

1. Capitalized Terms. Except as expressly provided in this Amendment, all capitalized terms used in this Amendment have meanings ascribed to them in the Note and those definitions are incorporated by reference into this Note.

2. Section 1.6(d) of the Note shall be deleted and the following shall be substituted therefor:

"(d) Adjustment Due to Dilutive Issuance. If, at any time when any Notes are issued and outstanding, the Borrower issues or sells, or in accordance with this Section 1.6(d) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance.

The Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of any Options is less than the Conversion Price then in effect, provided that the Borrower shall not be deemed to have issued or sold shares of Common Stock in accordance with this Section 1.6(d) if the Borrower: (i) grants any options to employees, directors, officers or consultants (provided that such consultants are not involved in obtaining loans, borrowings, equity or other finance related matters) of the Borrower ("Employee Options"); or (ii) issues warrants, shares, options or other securities to persons as payment for such persons agreeing to provide certain promotional or other services to the Borrower or in payment of services previously rendered, or goods previously provided, to the Borrower (provided that such services do not include obtaining loans, borrowings, equity or other finance related matters) by such persons ("Securities for Services"). If the Borrower issues Options, other than Employee Options and Securities for Services, and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal

to such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

Additionally, the Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or sells any Convertible Securities, other than Employee Options and Securities for Services, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

For purposes of this subsection the Borrower shall only be deemed to have issued or sold shares of Common Stock in the event of a convertible offering, and shall not apply to a non convertible equity offering."

3. The following will be added as Section 1.9 of the Note:

Prepayment. Notwithstanding anything to the contrary contained in this Note, then at any time during the period beginning on the Issue Date and ending on the date which is one hundred twenty (120) days following the date hereof, the Borrower shall have the right, exercisable on not less than three (3) Trading Days prior written notice to the Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.9 (an "Optional Prepayment"). Any notice of prepayment hereunder (an "Optional Prepayment Notice") shall be delivered to the Holder of the Note at its registered address and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than three (3) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for the Optional Prepayment (the "Optional Prepayment Date"), the Borrower shall make payment of the Optional Prepayment Amount (as defined

below) to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date. If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash equal to 150%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "Optional Prepayment Amount"). If the Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to redeem the Note pursuant to this Section 1.9.

4. Section 2.3 of the Note shall be deleted and the following shall be substituted therefor:

Borrowings. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder's written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (c) borrowings, the proceeds of which shall be used to repay this Note. The prohibitions contained in this paragraph shall not apply to borrowings of under $250,000 and borrowings completed in compliance with Section 4(d) of the Purchase Agreement.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

6. Third Parties. Except as specifically set forth or referred to herein, nothing herein express of implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any claims, rights, remedies under or by reason of this Amendment.

7. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State and the federal laws of the United States of America, without regard to the conflict of laws rules thereof.

8. Integration. Except as specifically set forth by this Amendment No. 1, the rest and remainder of the terms and conditions of the Note shall remain in full force and effect without change or modification with the same force and effect as if more fully set forth hereat.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

KORE NUTRITION, INC.

By:________________________
JEFFREY TODD
President

ASHER ENTERPRISES, INC.

By:________________________
Name: Curt Kramer
Title: President
1 Linden Pl., Suite 207
Great Neck, NY. 11021